SECRETARY’S CERTIFICATE
OF
PACIFIC CONTINENTAL CORPORATION

I hereby certify that I am the Secretary of Pacific Continental Corporation (“Company”), located in Eugene, Oregon; and that I have been duly elected and am presently serving in that capacity in accordance with the Bylaws of the Company.

I further certify that on April 19, 2005, the Board of Directors of the Company held a meeting in which a quorum of directors was present.

I further certify that at the meeting of April 19, 2005, the following resolution was approved by the directors present at the meeting.

Recital: In accordance with the provisions of the Bylaws of Pacific Continental Corporation, Article II, Section 13, Director Compensation, the Board of Directors desire to change the manner in which directors of the Company are compensated, and that such change is to be effective retroactively to January 1, 2005.

Resolved: That retroactively effective to January 1, 2005 director compensation shall be determined as follows:

Board of Director Meetings:
Chairman, $2,100 per meeting
Directors,  $1,900 per meeting

Committee Chair Retainer
Committee chairs receive a quarterly retainer as shown below:

Committee Meetings

Committee	Quarterly Chair Retainer	Meeting Fee
Audit In-person meetings Scheduled telephone meetings	$500	$150 $100
ALCO	$500	$100
Compensation	$500	$100
Executive	$0	$100
Governance/Nominating	$500	$100

IN WITNESS WHEREOF, I have affixed my signature to this instrument on this day, the 20th day of April 2005.

/s/ Shannon Coffin
Shannon Coffin, Secretary
Pacific Continental Corporation